Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112616, 333-64368, 333-12781, and 33-62427) and Form S-8 (Nos. 333-128086, 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901 of Ebix, Inc. of our report dated April 9, 2007, relating to the consolidated financial statements of Ebix, Inc. as of December 31, 2006 and for the year then ended and the 2006 financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman
Chicago, Illinois

March 30, 2009